UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

REMEC, INC.

(Exact name of registrant as specified in its charter)

1-16541

(Commission File Number)

California	95-3814301
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3790 Via de la Valle, San Diego, CA 92014

(Address of principal executive offices, with zip code)

(858) 842-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

On July 1, 2005, REMEC, Inc., a California corporation (“REMEC”) entered into an Asset Purchase Agreement (the “Agreement”) with Veritek Manufacturing Services, LLC, a Delaware limited liability company, (“Veritek”) and Samjor Family Limited Partnership, a Nevada limited partnership, whereby REMEC has agreed to sell to Veritek substantially all of the assets and certain liabilities of its electronics manufacturing services business unit (“EMS”). The aggregate purchase price for the sale is $19,000,000 payable in cash at closing, subject to certain adjustments including a working capital-based adjustment. In addition to the aggregate purchase price, Veritek agreed to pay to REMEC, at the end of each calendar quarter through December 31, 2006, an additional amount equal to 10% of the amount, if any, by which the average quarterly gross sales placed by certain parties with EMS exceeds $7,500,000; such additional amount will not exceed $4,000,000 in the aggregate (the “Additional Payments”). The assets acquired pursuant to the Agreement include certain inventory, equipment and tangible personal property located in Escondido, California, Poway, California and Costa Rica, the accounts receivable of EMS, certain contracts and purchase orders, as well as certain intellectual property. The sale closed simultaneously with the execution of the Agreement. The Agreement is attached hereto as Exhibit 2.1 and is hereby incorporated by reference in its entirety.

REMEC and Veritek also entered into certain ancillary agreements pursuant to the Agreement, including a manufacturing agreement pursuant to which REMEC will manufacture certain products for Veritek on a short term basis, a sublease pursuant to which REMEC will sublease certain of REMEC’s facilities to Veritek on a short term basis, an information technology transition services agreement pursuant to which REMEC will provide transitional information technology services to Veritek and a license agreement pursuant to which REMEC will license certain intellectual property to Veritek.

Other than with respect to the sale of the assets and liabilities of EMS as contemplated by the Agreement, there is no material relationship between REMEC or its affiliates and either Veritek or the Samjor Family Limited Partnership.

A press release describing the transactions under the Agreement was issued on July 5, 2005 and is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

Forward-Looking Statements. Statements in the press release and other exhibits attached hereto that are not historical are forward-looking statements, which involve known and unknown risks and uncertainties. Actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including, general and industry economic conditions, competition, development factors, operating costs and other risks and uncertainties that are detailed from time to time in REMEC’s filings with the Securities and Exchange Commission.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Simultaneously with the execution of the Agreement, REMEC completed the sale of EMS to Veritek for (1) $19,000,000 in cash, subject to certain adjustments including a working capital-based adjustment, and (2) the Additional Payments. The sale of EMS was made pursuant to the Agreement. Other than with respect to the sale of the assets and liabilities of EMS as contemplated by the Agreement, there is no material relationship between REMEC or its affiliates and either Veritek or the Samjor Family Limited Partnership.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The pro forma financial information required by Article 11 of Regulation S-X will be supplied in an amendment to this Current Report on Form 8-K to be filed within four business days after July 1, 2005.

(c) Exhibits.

The following exhibits are filed with this Current Report:

Exhibit No.	Description
2.1	Asset Purchase Agreement between REMEC, Inc., Veritek Manufacturing Services, LLC and Samjor Family Limited Partnership dated July 1, 2005 (Exhibits and Schedules Omitted)*

99.1	Press Release, dated July 5, 2005

*	REMEC agrees to furnish supplementally to the Commission, upon request, a copy of any omitted exhibit or schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEC, INC.

Date: July 5, 2005	By:	/s/ Donald J. Wilkins
Donald J. Wilkins
Senior Vice President General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement between REMEC, Inc., Veritek Manufacturing Services, LLC and Samjor Family Limited Partnership dated July 1, 2005 (Exhibits and Schedules Omitted)*

99.1	Press release, dated July 5, 2005